Exhibit 10.2

Name Agreement Dated April 19th, 2003


NAME AGREEMENT
DATED FOR REFERENCE THE 19TH DAY OF APRIL, 2003

BETWEEN

NATIONSRX, INC.
Suite 114-201
23905 Clinton Keith Road
Wildomar, California 92595
(Hereinafter referred to as "Seller" )

OF THE FIRST PART,

AND:
ECLIPSE ENTERTAINMENT GROUP, INC.
Suite JJ1
74-040 HWY 111
Palm Desert, California 92260
(hereinafter referred to as "Buyer")

OF THE SECOND PART,

RECITALS

A. Buyer, a Nevada Corporation wishes to change its name to one more expressive of its new direction and focus.

B. Seller, a California Corporation, has been operating their business under the name "NationsRx, Inc."

C. Buyer wishes to change their name immediately to "NationsRx, Inc."

In consideration of one dollar and other good and valuable consideration, the parties hereby agree to the following terms and conditions

a. The Seller herby agrees to allow the Buyer the rights to the name "NationsRx, Inc." all variations thereon and trademarks of Nations Rx, Inc. and the right to immediately begin using the name "NationsRx" in all markets and to so operate from the day of its choosing forward.

b. Seller further agrees to allow Buyer full right and access to the logos, trade marks and other identifying items related to the name NationsRx, Inc., and at the request of the Buyer to immediately change their name to a name that will not create confusion with the Buyer using the name "NationsRx, Inc."
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c. Buyer agrees to diligently pursue its involvement in the Pharmaceutical field and to seek approvals for its transactions with the Seller in an expeditious manner and requires the Seller to change its name to one which will not cause confusion with the Buyer and cease using any and all trademarks associated with its previous name "NationsRx".

4. Any notice required or permitted to be given under this Agreement shall be in writing in the English language and may be hand delivered, telexed, cabled, sent via facsimile or mailed by airmail (return receipt requested, postage prepaid) and shall be deemed given when received. Notices shall be addressed as follows:

(a) Notices to Seller: address first written above

(b) Notices to Buyer: address first written above

5. English language shall be controlling for all purposes,. and any language translation shall not affect the meaning or interpretation of the Agreement.

6. This Agreement is executed in two originals, all in the English language.

7. The headings contained in the Agreement are for reference purposes only and shall not affect the meaning or interpretation of the Agreement.

8. Either party's waiver of any breach, or failure to enforce any of the terms and conditions of this Agreement, at any time, shall not in any way affect, limit or waive such party's right thereafter to enforce and compel strict compliance with every term and condition of the Agreement.

9. The construction, performance and completion of this Agreement is to be governed by the laws of Nevada, USA, without giving effect to the principals of conflicts of law thereof.

10. Seller acknowledges that Buyer may be required by law to disclose and/or register this Agreement with governmental authorities, and consents to such disclosure, provided however, that Buyer shall inform Buyer of all such required disclosures and/or registrations made by Buyer. All such registrations, shall, unless prohibited by local law, identify Buyer as a Buyer of Seller.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

NationsRx, Inc.


By:
    ---------------------------------
    David Rykbos, President and CEO


Eclipse Entertainment Group, Inc.


By:
    ---------------------------------
    Art Birzneck,  President